PROXY

ANNUAL MEETING OF STOCKHOLDERS

LIGHTPATH TECHNOLOGIES, INC.

January 30, 2014

This Proxy is solicited and proposed by the Board of Directors of LightPath Technologies, Inc.,

which recommends that you vote “For” items 1, 2 and 3.

The undersigned hereby appoints Robert Ripp (the “Proxy”), with power of substitution, to vote on the following matters, which may properly come before the Annual Meeting of Stockholders of LightPath Technologies, Inc. to be held on January 30, 2014, or any adjournment or postponement thereof. The Proxy shall cast votes according to the number of shares of common stock of the Company which the undersigned may be entitled to vote with respect to the matters set forth below, in accordance with the specification indicated, if any, and shall have all the powers which the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said Proxy may lawfully do by virtue hereof and thereof.

(1)	Item No. 1: To approve the election of Class I Directors. Nominees are:
		FOR	WITHHOLD	For All Except
	Robert Ripp	☐	☐	☐

	J. James Gaynor	FOR	WITHHOLD	For All Except
		☐	☐	☐

Instruction: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

(2)

Item No. 2: An advisory vote of the compensation of our named executive officers disclosed in the proxy statement under the section titled “Executive Compensation”, including the compensation tables and other narrative executive compensation disclosures therein, required by Item 402 of SEC Regulation S-K..

☐    FOR                     ☐    AGAINST ☐    ABSTAIN

(3)	Item No. 3: To ratify the selection of Cross, Fernandez & Riley LLP as independent auditors. ☐ FOR ☐ AGAINST ☐ ABSTAIN

In his/her discretion, the proxy is authorized to vote on such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

☐	If you plan to attend the Annual Meeting, please check here

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED ‘FOR’ ALL ITEMS UNDER ITEM NOS. 1, 2 and 3.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and the Proxy Statement dated December 20, 2013 and a copy of the Company’s Annual Report on Form 10-K.

___________________________________________ ____	Date: _______________

___________________________________________ ____	Date: _______________

Signatures of Stockholder(s)

NOTE: Signature should agree with name on stock certificate as printed hereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING

THE ENCLOSED POSTAGE PAID ENVELOPE THANK YOU

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LightPath Technologies, Inc.

Annual Meeting of Stockholders

January 30, 2014

Notice and Proxy Statement

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December 20, 2013

Dear LightPath Stockholder:

I am pleased to invite you to the Annual Meeting of the Stockholders of LightPath Technologies, Inc. The meeting will be held on Thursday, January 30, 2014 at 11:00 a.m. EST at the Hyatt Regency Orlando International Airport Hotel. The address is 9300 Airport Boulevard, Orlando, FL 32827.

At the meeting, you and the other stockholders will be asked to elect directors, participate in stockholder advisory votes on our named executive officer compensation and ratify our independent auditor. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions.

The enclosed Notice and Proxy Statement contain details concerning the foregoing items and any other business to be conducted at the Annual Meeting. Other detailed information about LightPath and its operations, including its audited financial statements, are included in our Annual Report on Form 10-K, a copy of which is enclosed. We urge you to read and consider these documents carefully.

We hope you can join us at the meeting. Whether or not you expect to attend, please read the enclosed Proxy Statement, mark your votes on the enclosed proxy card, sign and date it, and return it to us in the enclosed postage-paid envelope. Your vote is important, so please return your proxy card promptly.

Sincerely,

Robert Ripp

Chairman of the Board

Corporate Headquarters

---------------------------------------------------------------------------------------

2603 Challenger Tech Court, Suite 100 * Orlando, Florida USA 32826 * 407-382-4003

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LIGHTPATH TECHNOLOGIES, INC.

2603 Challenger Tech Court, Suite 100

Orlando, Florida USA 32826

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, January 30, 2014

Dear Stockholder,

You are cordially invited to attend the Annual Meeting of Stockholders of LightPath Technologies, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, January 30, 2014 at 11:00 a.m. EST at the Hyatt Regency Orlando International Airport Hotel. The address is 9300 Airport Boulevard, Orlando, FL 32827 for the following purposes:

1.	To elect Class I directors to the Company’s Board of Directors;

2.	To hold a stockholder advisory vote on the compensation of our named executive officers disclosed in this proxy statement under the section titled “Executive Compensation”, including the compensation tables and other narrative executive compensation disclosures therein, required by Item 402 of Securities and Exchange Commission Regulation S-K (a “say-on-pay” vote);

3.	To ratify the selection of Cross, Fernandez & Riley LLP as the Company’s independent public accountant; and

4.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this Notice. The record date for the Annual Meeting is December 3, 2013. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

J. James Gaynor

President & Chief Executive Officer

Orlando, Florida

December 20, 2013

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, if a broker holds your shares of record, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

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PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held January 30, 2014

LIGHTPATH TECHNOLOGIES, INC.

2603 Challenger Tech Court, Suite 100

Orlando, Florida USA 32826

Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of LightPath Technologies, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held Thursday, January 30, 2014 at 11:00 a.m. EST, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 11:00 a.m. EST at the Hyatt Regency Orlando International Airport Hotel. The address is 9300 Airport Boulevard, Orlando, FL 32827.

References in this proxy statement to “LightPath”, “we”, “us”, “our”, or the “Company” refers to LightPath Technologies, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 30, 2014.

This proxy statement, the enclosed proxy card, and the Annual Report on Form 10-K for the fiscal year ended on June 30, 2013, are made available to you on our website, www.lightpath.com. With respect to the Annual Meeting and all of our future stockholder meetings, please contact Dorothy Cipolla at 1-800-472-3486 ext. 305, or dcipolla@lightpath.com to request a copy of the proxy statement, annual report or proxy card or to obtain directions to such meeting.

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on Thursday, January 30, 2014 at 11:00 a.m. EST at the Hyatt Regency Orlando International Airport Hotel. The address is 9300 Airport Boulevard, Orlando, FL 32827. You are invited to attend the Annual Meeting and we request that you vote on the matters described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about December 20, 2013 to all stockholders of record entitled to vote at the Annual Meeting.

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Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on December 3, 2013 will be entitled to vote at the Annual Meeting. On this record date, there were 13,800,431 shares of Class A common stock (our only class of common stock) outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on December 3, 2013 your shares were registered directly in your name with our transfer agent, Registrar and Transfer Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted. Even if you fill out and return your proxy, you may still vote in person if you are able to attend the meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on December 3, 2013 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

The following matters are scheduled for the Annual Meeting: (i) the election of two Class I directors to our Board of Directors; (ii) an advisory vote of the compensation of our named executive officers disclosed in this proxy statement under the section titled “Executive Compensation”, including the compensation tables and other narrative executive compensation disclosures therein, required by Item 402 of Securities and Exchange Commission Regulation S-K (a “say-on-pay” vote); and (iii) the ratification of the selection of Cross, Fernandez & Riley LLP as independent auditor.

A vote may also be held on any other business as may properly come before the Annual Meeting or any postponement or adjournment thereof, although there is no other business anticipated to come before the Annual Meeting.

Why is it important for me to vote?

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not direct your broker how to vote your shares, the broker will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (resulting in a “broker non-vote”). The ratification of the appointment of our independent public accountant under Item No. 3 is a “discretionary” matter. The election of directors under Item No. 1 and the approval of the say-on-pay advisory vote under Item No. 2 are “non-discretionary” matters.

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How do I vote?

With regard to the election of directors, you may vote “For” all nominees listed, you may vote “withhold all”, or you may vote “for all except”. With regard to the say-on-pay vote, you may vote “For” approval of the compensation of our named executive officers, “Against” the approval of the compensation of our named executive officers, or abstain from voting. With regard to the ratification of the appointment of our independent public accountant, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•                     To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•                     To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

If you fail to complete a proxy card or provide your broker with voting instructions at least ten days before the meeting, your broker will be unable to vote on the election of directors and say-on-pay. Your broker may use his or her discretion to cast a vote on any other routine or discretionary matter.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of December 3, 2013.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” all nominees listed for Item No. 1, “For” the compensation of our named executive officers disclosed in this proxy statement under the section titled “Executive Compensation”, including the compensation tables and other narrative disclosures therein, required by Item 402 of SEC Regulation S-K for Item No. 2 and “For” the ratification of our independent public accountant for Item No. 3. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

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Who is paying for this proxy solicitation?

LightPath will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

What is “householding”?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means convenience for security holders and cost savings for companies.

A number of brokers with account holders who are LightPath stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker and also notify us by sending your written request to Investor Relations, LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826 or by calling Investor Relations at 407-382-4003, ext. 314. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should also contact their broker and notify us in writing or by telephone.

Can I revoke or change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•                     You may submit another properly completed proxy card with a later date.

•                     You may send a written notice that you are revoking your proxy to LightPath’s Secretary at 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826.

•                     You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

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How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For”, “Against”, “Withhold All” and “Abstain” as applicable and other votes, abstentions and broker non-votes. A broker “non-vote” occurs when a nominee/broker holding shares for a beneficial owner does not vote on a particular matter because the nominee/broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Abstentions will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

How many votes are needed to approve the items?

With regard to Item No. 1 (election of directors), the two nominees receiving a plurality of the votes cast at the meeting will be elected as directors of the Company. A properly executed proxy marked “Withhold All” with respect to the election of directors will not be voted with respect to any director. A properly executed proxy marked “For All Except” will not be voted with respect to the nominee(s) whose number(s) is identified on the line provided. All properly executed proxies, including those marked “Withhold All” or “For all Except” will be counted for purposes of determining whether there is a quorum.

With regard to Item No. 2 (say-on-pay vote), a majority of the votes cast at the meeting will approve on an advisory basis, our named executive officer compensation as disclosed in the proxy statement under the section titled “Executive Compensation”, including the compensation tables and other narrative disclosures therein, required by Item 402 of SEC Regulation S-K.

With regard to Item No. 3 (ratification of independent auditor), a majority of the votes cast at the meeting will ratify Cross, Fernandez & Riley LLP as independent auditor of the Company.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of Class A common stock entitled to vote is represented by votes at the meeting or by proxy. On the record date, there were 13,800,431 outstanding shares (including all restricted stock awards at such date) entitled to vote. Thus, 6,900,216 must be represented by votes at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

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 How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. LightPath will subsequently file a Current Report on Form 8-K within four business days following such results becoming final indicating the results from the Annual Meeting.

When are stockholder proposals for the 2015 Annual Meeting due?

Stockholders interested in presenting a proposal to be considered for inclusion in next year’s proxy statement and form of proxy may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and the Company’s By-laws. To be considered for inclusion, stockholder proposals must be submitted in writing to the Corporate Secretary, LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826 before August 20, 2014, which is 120 calendar days prior to the anniversary of the mailing date of this proxy statement, and must be in compliance with all applicable laws and regulations.

If a stockholder wishes to present a proposal at the 2015 Annual Meeting, but the proposal is not intended to be included in the Company's proxy statement relating to the meeting, the stockholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the By-laws (the "By-law Deadline"). Under the Company’s By-laws, in order for a proposal to be timely, it must be received by the Company no later than 60 days, nor earlier than 90 days, prior to the annual meeting date. If a stockholder gives notice of such a proposal after the By-law Deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

Furthermore, Rule 14a-4 under the Securities Exchange Act also establishes a different deadline for submission of stockholder proposals that are not intended to be included in the Company's proxy statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the 2015 Annual Meeting is November 5, 2014 (45 calendar days prior to the anniversary of the mailing date of this proxy statement).

If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2015 Annual Meeting. A properly submitted proposal received after the Discretionary Vote Deadline but before the By-law Deadline would be eligible to be presented at the annual meeting, however, the Company believes that its proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

How do I get a copy of the exhibits filed with the Company’s Form 10-K?

A copy of the Company’s Annual Report for 2013, which contains the Company’s Form 10-K for the fiscal year ended June 30, 2013, and consolidated financial statements, has been delivered to you with this proxy statement. We will provide to any stockholder as of the Record Date, who so specifically requests in writing, a copy of the exhibits filed with the Company’s Form 10-K. Requests for such copies should be directed to Investor Relations at 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826. In addition, copies of all exhibits filed electronically by the Company may be reviewed and printed from the SEC website at http://www.sec.gov under the EDGAR archives section.

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Where can I get information regarding how to send communications to the Board of Directors and the Company’s policy regarding Board member’s attendance at annual meetings?

The Board of Directors provides a process for stockholders to send communications to the Board of Directors and has adopted a policy regarding Board member’s attendance at annual meetings. Information regarding these matters is contained on our website at http://www.lightpath.com under the “Investors” tab, and then select “Investor FAQs.”

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ITEM NO. 1

ELECTION OF DIRECTORS

LightPath’s Board of Directors is divided into three classes, denoted as Class I, Class II and Class III, serving staggered three-year terms with one class elected at the annual meeting of stockholders. The current Board of Directors consists of:

Class I	Class II	Class III
Robert Ripp J. James Gaynor	Sohail Khan Dr. Steven Brueck M. Scott Faris	Louis Leeburg

The Class I directors’ term expires at this annual meeting of stockholders. The Class II directors’ term expires at the annual meeting of stockholders proposed to be held in 2016. The Class III directors’ term expires at the annual meeting of stockholders proposed to be held in 2015.

Pursuant to the Company’s Certificate of Incorporation and By-laws, the current Board of Directors or the stockholders may nominate persons for election to the Board of Directors. In accordance with such governing documents and upon the recommendation of the Board of Directors, Robert Ripp and J. James Gaynor, who are both current members of the Board of Directors, have been nominated by the Board of Directors to serve as Class I directors for a term ending at the third successive annual meeting of stockholders following this Annual Meeting of Stockholders, or until their successor has been duly elected and qualified.

Individuals named as proxies will vote the enclosed proxy “FOR” the election of Mr. Ripp and Mr. Gaynor unless you direct them to withhold your votes. If Mr. Ripp or Mr. Gaynor become unable or unwilling to serve as a director before the Annual Meeting, an event which is not presently anticipated, discretionary authority may be exercised by the person named as proxy to vote for substitute nominees proposed by the Board of Directors, or, if no substitute is selected by the Board of Directors prior to or at the Annual Meeting, for a motion to reduce the present membership of the Board to the number of nominees available.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR"

THE ELECTION OF CLASS I DIRECTORS

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Each of our directors and officers serves until his or her successor is elected and qualified. The names and ages of our directors and officers, the years they became directors or officers, their principal occupations or employment for at least the past five years and certain of their other directorships is set forth below. The Class I directors’ term expires at this annual meeting of stockholders. The Class II directors’ term expires at the annual meeting of stockholders proposed to be held in fiscal 2016. The Class III directors’ term expires at the annual meeting of stockholders proposed to be held in fiscal 2015.

Class I Directors

Robert Ripp, 72 Director (Chairman of the Board)

Mr. Ripp has served as a director of the Company since 1999 and as Chairman of the Board since November 1999. During portions of fiscal year 2002 he also served as the Company’s Interim President and Chief Executive Officer. Mr. Ripp held various executive positions at AMP Incorporated (“AMP”) from 1994 to 1999, including serving as Chairman and Chief Executive Officer from August 1998 until April 1999, when AMP was sold to TYCO International Ltd. Mr. Ripp previously spent 29 years with IBM of Armonk, New York. He held positions in all aspects of operations within IBM culminating in the last four years as Vice President and Treasurer. He retired from IBM in 1993. Mr. Ripp graduated from Iona College and received a Masters of Business Administration degree from New York University. Mr. Ripp is currently on the board of directors of Ace, Ltd., PPG Industries and Axiall Corporation, all of which are listed on the New York Stock Exchange. Mr. Ripp also serves on the Company’s Compensation and Finance Committees. Mr. Ripp has dedicated over ten years of service to the Company. Mr. Ripp’s extensive business, executive management, and financial expertise gained from various executive positions coupled with his ability to provide leadership skills to access strategic plans, business operational performance, and potential mergers and acquisitions, qualify him for service as a director of our Company.

J. James Gaynor, 62 President & Chief Executive Officer, Director	Mr. Gaynor was appointed as President, Chief Executive Officer and as a director on February 1, 2008 and prior to that served as Interim Chief Executive Officer commencing on September 18, 2007. Mr. Gaynor previously served as the Company’s Corporate Vice President of Operations since July 2006. Mr. Gaynor is also a director of LightPath Optical Instrumentation (Shanghai) Co., Ltd. (“LPOI”). Mr. Gaynor is a mechanical engineer with over 25 years business and manufacturing experience in volume component manufacturing in the electronics and optics industries. Prior to joining the Company, from August 2002 to July 2006, Mr. Gaynor was Director of Operations and Manufacturing for Puradyn Filter Technologies. Previous to that, he was Vice President of Operations and General Manager for JDS Uniphase Corporation’s Transmission Systems Division. He has also held executive positions with Spectrum Control, Rockwell International and Corning Glass Works. His experience includes various engineering, manufacturing and management positions in specialty glass, electronics, telecommunications components and mechanical assembly operations. His global business experience encompasses strategic planning, budgets, capital investment, employee development, cost reduction programs with turnaround and startup companies, acquisitions and management. Mr. Gaynor holds a Bachelor of Mechanical Engineering degree from the Georgia Institute of Technology and has worked in the manufacturing industries since 1976. Mr. Gaynor has an in-depth knowledge of the optics industry gained through over 25 years of working in various capacities in the industry and understands the engineering aspects of our business, due to his engineering background. Mr. Gaynor’s experience and knowledge is necessary to lead our Company and qualify him for service as a director.

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Class II Directors

Sohail Khan, 59 Director

Mr. Khan has served as a director of the Company since February 2005. Since May 2013, he has served as the Chief Executive Officer of Lilliputin Systems, a developer of portable power products for consumer electronics. From July 2011 to April 2013 he was the owner of K5 Innovations, a technology consulting venture from July 2011 to April 2013. He was the President and Chief Executive Officer and a member of the board of directors of SiGe Semiconductor (“SiGe”), a leader in silicon based radio frequency front-end solutions which was acquired by Skyworks Solutions Inc. in June 2011. Prior to SiGe, Mr. Khan was Entrepreneur in Residence and Operating Partner of Bessemer Venture Partners, a venture capital group focused on technology investments. From 1996 to 2006 he held various executive positions with Agere Systems/Lucent Technologies ending as Executive Vice President and Chief Strategy & Development Officer of Agere Systems. Mr. Khan has also held various management positions at NEC Electronics, Intel and the National Engineering Services of Pakistan. Mr. Khan received a Bachelor of Science in Electrical Engineering from the University of Engineering and Technology in Pakistan. Additionally, he received a Masters of Business Administration from the University of California at Berkeley. From 2007 to 2012, Mr. Khan served on the board of directors for Gainspan Corporation. Mr. Khan also serves on the Company’s Compensation Committee. Mr. Khan’s experience in venture financing, specifically technology investments, is an invaluable asset Mr. Khan contributes to the Board composition. In addition, Mr. Khan’s significant experience in executive management, profit and loss management, mergers and acquisitions, and capital raising, as well as his background in engineering qualifies him for service as a director of our Company.

Dr. Steven Brueck, 69 Director

Dr. Brueck has served as a director of the Company since July 2001. He is the Director of the Center for High Technology Materials (CHTM) and Distinguished Professor of Electrical and Computer Engineering and Professor of Physics at the University of New Mexico in Albuquerque, New Mexico, which he joined in 1985. He is a graduate of Columbia University with a Bachelor of Science degree in Electrical Engineering and a graduate of the Massachusetts Institute of Technology where he received his Masters of Science degree in Electrical Engineering and Doctorate of Science degree in Electrical Engineering. Dr. Brueck is a fellow of The Optical Society, the Institute of Electrical and Electronics Engineers and the American Association for the Advancement of Science. Dr. Brueck serves on the Company’s Audit Committee. Dr. Brueck’s expertise in optics and optics applications, as well as his extensive research experience in nanoscale lithography, visible infrared optics and semiconductor components, qualify him for service as a director of our Company.

M. Scott Faris, 48 Director

Mr. Faris has served as a director of the Company since December 2011. Mr. Faris is an experienced entrepreneur with almost two decades of operating, venture-financing and commercialization experience, involving more than 20 start-up and emerging-growth technology companies. Mr. Faris is the founder and Chief Executive Officer of MicroVapor Devices, LLC, a privately held developer and manufacturer of advanced medical devices since June 2013. Mr. Faris also founded the Astralis Group, a strategy advisor, in 2002 and he provides consulting to start-up companies. Mr. Faris was the founder and Chief Executive Officer of Planar Energy, a company that developed transformational ceramic solid state battery technology and products. Planar Energy is a spin-out of the U.S. Department of Energy’s National Renewable Energy Laboratory. Mr. Faris founded Planar Energy in June 2007. From October 2004 to June 2007, Mr. Faris was a partner with Corporate IP Ventures (formerly known as MetaTech Ventures), an early stage venture fund specializing in defense technologies. From September 2001 to October 2004, Mr. Faris was the Chairman and Chief Executive Officer of Waveguide Solutions, a developer of planar optical light wave circuit and micro system products, a spin out of the University of North Carolina, Charlotte. From August 1997 to September 2001, he was a director and Chief Operating Officer of Ocean Optics, Inc., a precision-optical-component and fiber-optic-instrument spin-out of the University of South Florida. Mr. Faris was also the founder and Chief Executive Officer of Enterprise Corporation, a technology accelerator and served as a director of the Florida Seed Capital Fund and Technology Commercialization at the Center for Microelectronics Research. Mr. Farris received a Bachelor of Science degree in Management Information Systems from Penn State University in 1988. Mr. Faris is currently on the board of directors of MicroVapor Devices, LLC, Spectra Health, Inc. and Open Photonics, Inc., all of which are private companies. Mr. Faris also serves on the Company’s Audit Committee. Mr. Faris’s significant experience in executive management positions at various optical component companies, his experience in the commercialization of optical and opto-electronic component technology and his background in optics, technology and venture capital qualify him for service as a director of our Company.

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Class III Directors

Louis Leeburg, 59 Director	Mr. Leeburg has served as a director of the Company since May 1996. Mr. Leeburg is currently a self-employed business consultant. From 1988 until 1993 he was the Vice President for Finance of The Fetzer Institute, Inc. From 1980 to 1988 he was in financial positions with different organizations with an emphasis in financial management. Mr. Leeburg was an audit manager for Price Waterhouse & Co. until 1980. Mr. Leeburg received a Bachelor of Science degree in Accounting from Arizona State University. He is a member of Financial Foundation Officers Group and the treasurer and trustee for the John E. Fetzer Memorial Trust Fund and The Institute for Noetic Sciences. Mr. Leeburg also serves on the Company’s Audit and Finance Committees. Mr. Leeburg has a broad range of experience in accounting and financial matters. His expertise gained in various roles in financial management and investment oversight for over thirty years coupled with his knowledge gained as a CPA add invaluable knowledge to our Board and qualify him for service as a director of our Company.

Executive Officers Who Do Not Serve as Directors

Dorothy Cipolla, 57 Chief Financial Officer, Secretary and Treasurer	Ms. Cipolla has been the Company’s Chief Financial Officer, Secretary and Treasurer since February 2006. Ms. Cipolla has also been a director of LPOI since 2006. Ms. Cipolla was Chief Financial Officer and Secretary of LaserSight Technologies, Inc., (“LaserSight”) from March 2004 to February 2006. Prior to joining LaserSight, she served in various financial management positions. From 1994 to 1999, she was Chief Financial Officer and Treasurer of Network Six, Inc., a NASDAQ-listed professional services firm. From 1999 to 2002, Ms. Cipolla was Vice President of Finance with Goliath Networks, Inc., a privately held network consulting company. From 2002 to 2003, Ms. Cipolla was Department Controller of Alliant Energy Corporation, a regulated utility. She received a Bachelor of Science degree in Accounting from Northeastern University and is a Certified Public Accountant in Massachusetts.

Alan Symmons, 41 Corporate Vice President of Engineering

Mr. Symmons has been the Company’s Director of Engineering since October 2006. In September 2010, he was promoted to Corporate Vice President of Engineering. Prior to joining LightPath, Mr. Symmons was Engineering Manager for Aurora Optical, a subsidiary of Multi-Fineline Electronix, (“MFLEX”), dedicated to the manufacture of cell phone camera modules. From 2000 to 2006, Mr. Symmons worked for Applied Image Group – Optics, (“AIG/O”), a recognized leader in precision injection molded plastic optical components and assemblies, working up to Engineering Manager. AIG/O was purchased by MFLEX in 2006. Prior to 2000, Mr. Symmons held engineering positions at Ryobi N.A., SatCon Technologies and General Dynamics. Mr. Symmons has a Bachelor of Science degree in Mechanical Engineering from Rensselaer Polytechnic Institute and a Masters of Business Administration degree from the Eller School of Management at the University of Arizona.

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Meetings of the Board of Directors and its Committees

The Board of Directors has an Audit Committee, a Compensation Committee and a Finance Committee. The Board of Directors does not have a standing nominating committee. In addition to the directors named above, Gary Silverman served as a director of the Company during fiscal 2013. Mr. Silverman passed away on November 1, 2013. The entire Board of Directors met eight times, including telephonic meetings, during fiscal year 2013. All of the directors attended 88% or more of the meetings of the Board of Directors and the meetings held by committees of the Board of Directors on which they served. All of the then elected directors attended the 2012 Annual Meeting of Stockholders on January 31, 2013.

It is the Company’s policy that all directors of the Company are required to make a concerted and conscientious effort to attend the Company’s Annual Meeting of the Stockholders in each year during which that director serves as a member of the Board of Directors of the Company.

Audit Committee. The Audit Committee, which consisted of Dr. Steven Brueck, Louis Leeburg (Chairman), M. Scott Faris and Gary Silverman, met four times during fiscal year 2013. The meetings included discussions with management and the Company’s independent auditors to discuss the interim and annual financial statements and the annual report of the Company and the Company’s financial and accounting functions and organization. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.lightpath.com. The Audit Committee’s responsibilities include, among others, direct responsibility for the engagement and termination of the Company’s independent accountants, overseeing the work of the accountants and determining the compensation for their engagement(s). The Board of Directors determined that the Audit Committee was comprised entirely of independent members as defined under applicable listing standards set out by the SEC, the National Association of Securities Dealers (NASD) and the Nasdaq Capital Market. The Board of Directors also determined that at least one member of the Audit Committee, Mr. Leeburg, is qualified as an “audit committee financial expert” as defined by SEC rules. Mr. Leeburg’s business experience that qualifies him to be determined an “audit committee financial expert” is described above.

Compensation Committee. The Compensation Committee, which consisted of Sohail Khan, Robert Ripp and Gary Silverman (Chairman), met twice during fiscal year 2013. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of certain executive officers of the Company, including the Chief Executive Officer and the Chief Financial Officer, and also administers the Amended and Restated Omnibus Incentive Plan (the “Plan”), pursuant to which incentive awards, including stock options, are granted to directors, executive officers and key employees of the Company. The Compensation Committee does not have a charter and may not delegate its authority to other persons.

The Compensation Committee is responsible for establishing, implementing and continually monitoring the Company’s compensation policies and philosophy. The Compensation Committee is responsible for determining executive compensation, including approving recommendations regarding equity awards to all executive officers of the Company. However, the Compensation Committee does rely on the annual reviews made by the Chief Executive Officer with respect to the performance of each of the Company’s other executive officers. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executive officers. In the case of the Chief Executive Officer, compensation is determined solely based on the review conducted by the Compensation Committee. Neither the Compensation Committee nor management employed any compensation consultants during fiscal year 2013.

The Compensation Committee also annually reviews director compensation to ensure non-employee directors are adequately compensated for the time expended in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board of Directors. After the Compensation Committee completes their annual review, they make recommendations to the Board of Directors regarding director compensation. For fiscal 2013, the Board determined that the current cash and stock-based incentive compensation awarded to directors was still appropriate.

Finance Committee. The Finance Committee, which consists of Louis Leeburg and Robert Ripp, did not meet during fiscal year 2013. The Finance Committee reviews and provides guidance to the Board of Directors and management with respect to the Company’s significant financial policies. For fiscal 2013, the full Board of Directors performed these functions, especially with regard to matters having to do with the Company’s financing transactions concluded throughout the fiscal year.

All current committee members, with the exception of Mr. Silverman, are expected to be nominated for re-election to the same committees at a Board of Directors’ meeting to be held immediately following the Annual Meeting.

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Nominations Process and Criteria

The Board of Directors does not consider it necessary to form a committee specifically for governance or nomination matters due to the modest scope of the Company. With respect to nomination matters, all independent directors participate in the consideration of director nominees. The Board of Directors has determined that each current director, except for Mr. Gaynor, meets the independence criteria for members of a nominating committee as set forth in the applicable rules of the Nasdaq Capital Market and the SEC. Due to the status of Mr. Gaynor as the Company’s Chief Executive Officer, he is not an independent board member and may not specifically nominate anyone for Board membership nor vote on the matter of appointments to the Board of Directors.

Additionally, the Board of Directors believes it is not necessary to adopt criteria for the selection of directors. The Board of Directors believes that the desirable background of a new individual member of the Board of Directors may change over time and that a thoughtful, thorough selection process is more important than adopting criteria for directors. The Board of Directors is fully open to utilizing whatever methodology is efficient in identifying new, qualified directors when needed, including using industry contacts of the Company’s directors or professional search firms.

There were no fees paid or due to third parties in fiscal 2013 to identify or evaluate or to assist in evaluating or identifying potential nominees to the Board.

Any stockholder wishing to propose that a person be nominated for or appointed to the Board of Directors may submit such a proposal, according to the procedure described in the stockholder proposal section on page 10 of this proxy statement, to:

Corporate Secretary

LightPath Technologies, Inc.

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

Such correspondence will be timely forwarded to the Chairman of the Audit Committee for review and consideration in accordance with the criteria described above. The independent directors will consider director candidates recommended by stockholders.

Director Independence

In accordance with Nasdaq Capital Market and SEC rules, the Board of Directors affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in the Nasdaq Capital Market listing standards. Based on these standards, the Board determined that each of the following non-employee directors serving during fiscal year 2013 was independent and had no relationship with the Company, except as a director and stockholder of the Company:

Robert Ripp	Steven Brueck

Gary Silverman	Sohail Khan

Louis Leeburg	M. Scott Faris

All members of the Audit and Compensation Committees are also independent. The Board of Directors approved a Code of Business Conduct and Ethics on May 3, 2004 (the “Code”). The Code applies to the Chief Executive Officer, Chief Financial Officer and senior financial officers and the entire Board of Directors. A copy of the Code is posted on the Company’s website at www.lightpath.com.

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Related Transactions

The Board of Directors has not adopted a written policy for reviewing, approving or ratifying related party transactions. When the Company is contemplating entering into any transaction in which any executive officer, director, nominee or any family member of the foregoing would have any direct or indirect interest, regardless of the amount involved, the terms of such transaction have to be presented to the full Board of Directors (other than any interested director) for approval. The discussion by the Board of Directors is documented in the board minutes.

In July 2008, the Board of Directors was presented with a Securities Purchase Agreement with twenty-four institutional and private investors with respect to the private placement of 8% senior convertible debentures. Among the investors were Steven Brueck, J. James Gaynor, Louis Leeburg, Robert Ripp and Gary Silverman, all of whom were directors or officers of LightPath at the time of the transaction. The Company prepaid interest accruing for the period August 1, 2012 through maturity on August 1, 2012. The principal amounts on the convertible debenture held by Mr. Ripp was $187,500 as of March 25, 2013. The principal amount outstanding on each of the convertible debentures held by Dr. Brueck, Mr. Gaynor, Mr. Leeburg and Mr. Silverman was $18,750 as of March 25, 2013.

On March 25, 2013, the Company and the remaining debenture holders, which included Mr. Ripp, Dr. Brueck, Mr. Leeburg, Mr. Gaynor and Mr. Silverman, entered into a conversion agreement. The conversion agreement provided for the conversion of the debentures prior to the maturity date and the issuance of additional shares to compensate the debenture holders for the difference between the conversion price, or $1.54, and the closing bid price per share of common stock as reported on the Nasdaq Capital market on March 22, 2013, or $0.79.

Board of Directors Leadership Structure and Role in Risk Oversight

Board Leadership Structure

The Company’s Board of Directors has chosen to separate the positions of Chairman and Chief Executive Officer, with Mr. Robert Ripp serving as Chairman and Mr. J. James Gaynor serving as Chief Executive Officer. As Chief Executive Officer and President, Mr. Gaynor is responsible for the day to day leadership and performance of the Company, with the Board being responsible for setting the strategic direction of the Company, as well as overseeing and advising the management of the Company. The Board believes that the current independent leadership of the Board by the Company’s non-executive Chairman enhances the effectiveness of its oversight of management and provides a perspective that is separate and distinct from that of management.

Role of the Board in Risk Oversight

Our Board of Directors is responsible for the oversight of our operational risk management process. Our Board has delegated authority for addressing certain risks, and accessing the steps management has taken to monitor, control and report such risks, to our Audit and Finance Committees. Such risks include risks relating to execution of our growth strategy, the effects of the contracting in the global economy and general financial condition and outlook on customer purchases, component inventory supply, or ability to expand our partner network, communication with investors, certain actions of our competitors, the protection of our intellectual property, sufficiency of our capital, inventory investment and risk of obsolescence, security of information systems and data, integration of new information systems, credit risk, product liability and costs of reliance on external advisors. The Audit or Finance Committee, as applicable, then reports such risks as appropriate to the Board of Directors. The Board of Directors initiates discussions with appropriate members of our senior management if, after discussion of such risks, the Board determines that such risks raise questions or concerns about the status of operational risks then facing the Company.

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Our Board relies on our Compensation Committee to address significant risk exposures facing the Company with respect to compensation, including risks relating to retention of key employees, protection of partner relationships, management succession and benefit costs, and when appropriate; report these risks to the full Board.

Stockholder Communications with the Board of Directors

Stockholders and other parties interested in communicating directly with the Board of Directors, a committee of the Board of Directors, or any individual director, may do so by sending a written communication to the attention of the intended recipient(s) in care of the Corporate Secretary, LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826. The Corporate Secretary will forward all appropriate communications to chairman of the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for, among other things, reviewing and discussing the Company’s audited financial statements with management, discussing with the Company's independent auditors information relating to the auditors' judgments about the quality of the Company's accounting principles, recommending to the Board of Directors that the Company include the audited financial statements in its Annual Report on Form 10-K and overseeing compliance with the SEC requirements for disclosure of auditors' services and activities. At the recommendation of the Audit Committee, the Board of Directors first approved a charter for the Audit Committee on November 14, 2000, which was subsequently revised and approved by the Board of Directors on May 10, 2004.

Review of Audited Financial Statements

The Audit Committee has reviewed the Company's financial statements for the fiscal year ended June 30, 2013, as audited by Cross, Fernandez & Riley, LLP, the Company's independent auditors, and has discussed these financial statements with management. In addition, the Audit Committee has discussed with Cross, Fernandez & Riley, LLP the matters required to be discussed by the Statement on Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board (”PCAOB”), as may be modified or supplemented. Furthermore, the Audit Committee has received the written disclosures and the letter from Cross, Fernandez & Riley, LLP required by the Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with Cross, Fernandez & Riley, LLP its independence.

Generally, the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, or in determining auditor independence. However, the Board of Directors has determined that each member of the Audit Committee meets the independence criteria set forth in the applicable rules of the Nasdaq Capital Market and the SEC, and that at least one member of the Audit Committee, Mr. Leeburg, is an “audit committee financial expert” as defined by SEC rules. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management. Accordingly, the Audit Committee's oversight does not currently provide an independent basis to determine that management has maintained procedures designed to assure compliance with accounting standards and applicable laws and regulations.

Recommendation

Based upon the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2013, be included in the Company's Annual Report on Form 10-K for such fiscal year.

Audit Committee:
Louis Leeburg, Chairman
Dr. Steven Brueck
Gary Silverman
M. Scott Faris

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SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 3, 2013, the number and percentage of outstanding shares of the Company's Class A common stock, owned by: (i) each director (which includes all nominees) at such date, (ii) each of the executive officers named in the Summary Compensation Table below, (iii) directors and executive officers of the Company as a group at such date, and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Class A common stock of the Company at such date.

The number of shares beneficially owned by each director or executive officer is determined under SEC rules, and the information is not necessarily indicative of the beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of December 3, 2013, through the exercise of any stock option or other right to purchase, such as a warrant. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. In certain instances, the number of shares listed may include, in addition to shares owned directly, shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest. The table that follows is based upon information supplied by the executive officer, directors and principal stockholders, or based upon information in Schedule 13Gs filed with the SEC.

	Securities						Percent Owned
	Class A Common Stock						(%)
Name and Address (1)	Restricted (2)	Unrestricted	Warrants	Options	Amount of Shares of Class A Common Stock Beneficially Owned
Robert Ripp, Director	191,160	579,526	31,581	36,100	838,367	(3) (4)	5.7%
Louis Leeburg, Director	191,160	57,898	455	6,100	255,613	(5)	1.8%
Sohail Khan, Director	192,360	—	—	6,100	198,460	(6)	1.4%
Dr. Steven Brueck, Director	191,160	42,919	3,158	6,100	243,337	(7)	1.7%
M. Scott Faris, Director	90,460	—	—	—	90,460		0.6%
J. James Gaynor, President & CEO	—	46,600	228	298,000	344,828	(8)	1.5%
Dorothy Cipolla, CFO, Secretary & Treasurer	—	—	—	108,000	108,000		*
Alan Symmons, Vice President of Engineering	—	—	—	71,000	71,000		*
All directors and named executive officers currently holding office as a group (8 persons)

	856,300	726,943	35,422	531,400	2,150,065		12.3%

Berg & Berg Enterprises, LLC	—	2,574,007	—	—	2,574,007	(9)	18.4%
Pudong Science and Technology (Cayman) Co., Ltd.	—	1,339,236	—	—	1,339,236	(10)	8.7%

* less than 1%

Notes:

(1) Except as otherwise noted, each of the parties listed above has sole voting and investment power over the securities listed. The address for all directors and officers is “in care of” LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, FL 32826. The address for Berg & Berg Enterprises, LLC, as filed on a Schedule 13G filed February 14, 2008, is 10050 Bandley Drive, Cupertino, CA, 94014. The address for Pudong Science and Technology (Cayman) Co. Ltd., as filed on a Schedule 13G filed August 15, 2013, is 13 Building, No. 439, Chunxiao Rd., Zhangjiang High-tech park, Pudong, Shanghai 201203, PRC.

(2) Restricted stock units awarded to our directors vest over three years. All directors have elected to defer receipt of the shares until after they leave the Board, either by reason of resignation, termination or otherwise, therefore these shares remain unissued. All unvested restricted stock units for directors will vest upon their resignation or termination from the Board. The amount of restricted stock above reflects both vested and unvested shares included in the restricted stock unit awards. The amounts of vested shares for each director are as follow: Mr. Ripp – 106,033, Mr. Leeburg – 106,033, Mr. Khan – 107,233, Dr. Brueck – 106,033 and Mr. Faris – 5,000.

(3) Does not include 7,812 shares of Class A common stock and warrants to purchase 15,000 shares of Class A common stock which are owned by trusts for Mr. Ripp's adult children and for which he disclaims beneficial ownership.

(4) Includes 67,681 shares of Class A common stock with respect to which Mr. Ripp has the right to acquire. Mr. Ripp holds warrants which are currently exercisable for an aggregate of 31,581 shares of Class A common stock and options which are currently exercisable for an aggregate of 36,100 shares of Class A common stock.

(5) Includes 6,555 shares of Class A common stock with respect to which Mr. Leeburg has the right to acquire. Mr. Leeburg holds warrants which are currently exercisable for an aggregate of 455 shares of Class A common stock and options which are currently exercisable for an aggregate of 6,100 shares of Class A common stock.

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(6) Includes 6,100 shares of Class A common stock with respect to which Mr. Khan has the right to acquire. Specifically, Mr. Khan holds options which are currently exercisable for an aggregate of 6,100 shares of Class A common stock.

(7) Includes 9,258 shares of Class A common stock with respect to which Dr. Brueck has the right to acquire. Dr. Brueck holds warrants which are currently exercisable for an aggregate of 3,158 shares of Class A common stock and options which are currently exercisable for an aggregate of 6,100 shares of Class A common stock.

(8) Includes 251,386 shares of Class A common stock with respect to which Mr. Gaynor has the right to acquire. Mr. Gaynor holds warrants which are currently exercisable for an aggregate of 228 shares of Class A common stock and options which are currently exercisable for an aggregate of 248,000 shares of Class A common stock.

(9) Excludes 199,556 shares of Class A common stock with respect to which Berg & Berg Enterprises, LLC (“BBE”) may have the right to acquire in the future. BBE holds warrants which would be exercisable for an aggregate of 199,556 shares of Class A common stock. However, neither BBE nor the Company is able to effect any exercise of the warrants to the extent that after giving effect to such issuance after exercise BBE would beneficially own in excess of 4.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the issuance of shares issuable upon exercise warrants. Given that BBE currently holds 18.4% of the issued and outstanding share of Class A common stock, the warrants cannot be exercised.

(10) Pudong Science and Technology (Cayman) Co., Ltd. is wholly owned by Shanghai Pudong Science and Technology Investment Co., Ltd., and for purposes hereof is also deemed to be a beneficial owner of the shares.

There are no arrangements known to the Company which may at a subsequent date result in a change-in-control.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the “Reporting Persons”) file with the SEC various reports as to their ownership of and activities relating to our common stock. To the best of our knowledge, all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during the period covered by this report except with respect to Berg & Berg Enterprises, LLC, a beneficial owner of more than 10% of our common stock. Berg & Berg Enterprises, LLC failed to file a Form 4 during fiscal 2013 with respect to the sale of shares of common stock and the exercise of certain warrants. In making these statements, the Company has relied solely on its review of copies of the reports furnished to the Company, representations that no other reports were required and other knowledge relating to transactions involving Reporting Persons.

EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives. The Company’s compensation policy is designed to attract and retain qualified key executive officers critical to the Company’s achievement of reaching and maintaining profitability and positive cash flow, and subsequently its growth and long-term success. To attract, retain, and motivate the executives officers required to accomplish our business strategy, the Compensation Committee establishes our executive compensation policies and oversees our executive compensation practices.

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of our specific annual, short-term and long-term goals, and which aligns executives’ interests with those of the stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of improving stockholder value.

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It is the objective of the Compensation Committee to have a portion of each executive officer’s compensation contingent upon the Company’s performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of two elements: (i) base salary, which reflects individual performance and expertise and (ii) bonus and long-term equity incentive awards, which are tied to the achievement of certain performance goals that the Compensation Committee establishes from time to time. Based on the foregoing objectives, the Compensation Committee has structured compensation of our executive officers to achieve the business goals set by the Company and reward the executive officers for achieving such goals.

The Compensation Committee also evaluates our compensation program to ensure that we maintain the ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executive officers.

In accordance with the advisory “say-on-frequency” vote of our stockholders at the 2011 Annual Meeting of Stockholders, and as determined by the Board of Directors, the Company will include an advisory “say-on-pay” vote in the Company’s proxy statement every three years unless changed by the Board of Directors as a result of the next required stockholder advisory “say-on-frequency” vote, which will occur at our 2017 annual meeting of stockholders, or otherwise.

Setting Executive Compensation.

In making compensation decisions, the Compensation Committee relies on the following:

  the annual reviews made by the Chief Executive Officer with respect to the performance of each of the Company’s other executive officers;

  the annual review conducted by the Compensation Committee with respect to the performance of the Chief Executive Officer;

  compensation paid to executive officers of other manufacturing companies similar in size and scope as the Company and its competitors; and

  the annual performance of the Company with respect to our short-term and long-term strategic plan.

There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee annually reviews information to determine the appropriate level and mix of incentive compensation when determining the Company’s executive compensation plan.

Based on these factors, the Compensation Committee makes compensation decisions, including salary adjustments, annual bonus awards, and long-term equity incentive awards for the Company’s executive officers.

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2013 Executive Compensation Components. For the year ended June 30, 2013, the principal components of compensation for executive officers were:

•	base salary; and

•	bonus and long-term equity incentive awards.

Base Salary. Base salaries are determined for each executive officer based on his or her individual qualifications and relevant experience, the strategic goals which he or she was responsible for, the compensation levels at companies which compete with the Company for business and executive talent, and other incentives necessary to attract and retain qualified management. Salary levels are reviewed annually as part of our performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to base salaries are based on the annual reviews conducted by the Chief Executive Officer, for all executive officers other than the Chief Executive Officer, the annual review conducted by the Compensation Committee with respect to the Chief Executive Officer and the Compensation Committee’s assessment of each individual executive’s performance. Due to existing economic conditions, no merit based pay increases to base salaries were given to the named executive officers in fiscal 2013.

Bonuses and Long-Term Equity Incentive Awards. We provide executive officers and other key employees with incentive compensation to incentivize and reward them for high performance and achievement of certain Company goals. The bonus program is designed to reward our executive officers for achieving certain financial objections tied to growth and profitability set each year by the Compensation Committee. The long-term equity incentive awards are designed to reward executive officers for achieving strategic milestones, as well as for retaining executive officers and other key employees.

Bonus Program. The fiscal 2013 bonus program had two levels of participation: (i) the “level one” participants and (ii) the “level two” participants. “Level one” participants were eligible to receive a bonus equal to 100% of their base salary, with 50% of such bonus paid in cash and the other 50% paid in stock option awards. “Level two” participants were eligible to receive a bonus equal to 75% of their base salary, with 50% of such bonus paid in cash and the other 50% paid in stock option awards.

For fiscal 2013, the Compensation Committee set three performance goals tied to the Company’s revenues, gross margin and cash flow. The maximum potential bonus payout was based on certain achievements of revenue, varying from a 25% potential bonus payment, if the Company had revenues equal to $11.2 million, to a 100% potential bonus payment, if the Company had revenues equal to $13.7 million. If the revenue performance goal was met, the amount of the bonus payout would be determined by the achievement of the gross margin and cash flow performance goals, with each performance goal tied to 50% of the bonus payout. For fiscal 2013, the “level one” participant was Mr. Gaynor and the “level two” participants were Ms. Cipolla and Mr. Symmons. For fiscal 2013, there was no performance-based incentive compensation for the executive officers as a result of our failure to achieve the revenue performance goal.

Long-Term Equity Incentive Awards. The Compensation Committee has the latitude to award our executive officers, or other key employees, stock options. Stock options are awarded under the Plan. In granting these awards, the Compensation Committee may establish any conditions or restrictions it deems appropriate. Options are awarded at the closing price of the Company’s stock on the date of the grant as determined by the Nasdaq Capital Market.

For fiscal 2013, the Compensation Committee granted discretionary stock options to the executive officers as disclosed in the Narrative Discussion of Summary Compensation section below.

Retirement Benefits. We offer a qualified 401(k) defined contribution plan. The ability of executive officers to participate fully in this plan is limited under IRS and ERISA requirements. The 401(k) plan encourages employees to save for retirement by investing on a regular basis through payroll deductions.

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Executive Compensation and Risk. Although a substantial portion of the compensation paid to our executive officers is performance-based, we believe our executive compensation programs do not encourage excessive and unnecessary risk-taking by our executive officers because these programs are designed to encourage our executive officers to remain focused on both the short-term and long-term operational and financial goals of the Company. We achieve this balance through a combination of elements in our overall compensation plans, including: elements that reward different aspects of short-term and long-term performance; incentive compensation that rewards performance on a variety of different measures; and cash awards and stock option awards, to encourage alignment with the interests of stockholders.

Summary Compensation Table

The following table sets forth certain compensation awarded to, earned by or paid to (i) the Chief Executive Officer and (ii) the two other most highly compensated executive officers of the Company serving as executive officers at the end of fiscal 2013, which includes the Chief Financial Officer. The Company did not have any individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer of the Company as of the end of fiscal 2013.

			Option	All Other	Total
Name and Position	Fiscal	Salary	Awards	Compensation	($)
	Year	($)	($)**	($) *
(a)	(b)	(c)	(f)	(i)	(j)
J. James Gaynor	2013	214,616	37,385	—	252,001
President & Chief Executive Officer	2012	218,943	37,702	—	256,645
Dorothy M. Cipolla	2013	157,385	10,081	—	167,466
Chief Financial Officer, Treasurer & Secretary	2012	159,289	9,587	—	168,876
Alan Symmons	2013	133,538	9,409	—	142,947
Corporate Vice President of Engineering	2012	135,154	8,460	—	143,614

Notes:

* Other Compensation, as defined by SEC rules does not include the amounts that qualify under the applicable de minimis rule for all periods presented. The de minimis rule does not require reporting of perquisites and other compensation that totals less than $10,000 in the aggregate. The nature of these compensatory items include the Company’s contribution toward the premium cost for employee and dependent medical, dental, life and disability income insurances.

** The disclosed amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2013 in accordance with FASB ASC Topic 718 and thus may include amounts from awards granted in and prior to fiscal 2013.

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The Company’s Plan includes several available forms of stock compensation of which incentive stock options, non-qualified stock options and restricted stock awards have been granted to date. Most awards granted under the Plan vest ratably over two to four years and generally have three-year to ten-year contract lives. The initial assumed forfeiture rate used in calculating the fair value of option grants with both performance and service conditions was 20% for 2013 and 2012. The forfeiture rate for restricted stock units was 0% for 2013 and 2012. The volatility rate is based on historical trends in common stock closing prices and the expected term was determined based primarily on interest rates for constant maturities. The Company uses the Blank-Scholes-Merton pricing model. The amounts reflect the dollar amount recognized for financial statement reporting purposes for fiscal year ended June 30, 2013 in accordance with ASC Topic 718 and thus may include amounts from awards granted in and prior to fiscal 2013. The assumptions used were:

	Year ended	Year Ended
	June 30, 2013	June 30, 2012
Expected volatility	110% - 120%	119% - 122%
Weighted average expected volatility	110% - 120%	119% - 122%
Dividend yields	0%	0%
Risk-free interest rate	0.67% - 1.72%	0.9% - 2.01%
Expected term, in years	3 - 7	3 - 7

Narrative Discussion of Summary Compensation Table of Executive Officers

The following is a narrative discussion of the material information which we believe is necessary to understand the information disclosed in the foregoing Summary Compensation Table. The following narrative disclosure is separated into sections, with a separate section for each of our executive officers. Each executive officer receives a base salary, and is eligible for an incentive bonus based on attaining certain goals and long-term equity incentive awards, which are designed to reward executive officers for achieving strategic milestones, as well as for retaining executive officers and other key employees.

The goals set for the fiscal 2012 and 2013 incentive bonus plans were not met, so no bonus payments were made to the executive officers. The Compensation Committee did award discretionary stock options to the executive officers for fiscal 2012 and 2013.

J. James Gaynor

Cash Compensation (Base Salary).

Mr. Gaynor earned total cash compensation for his services to the Company in fiscal 2013 in the amount of $214,616. This represents his annual base salary for fiscal 2013. The base salary paid to Mr. Gaynor for fiscal 2013 constituted approximately 85% of the total compensation paid to Mr. Gaynor as set forth in the “Total” column in the Summary Compensation Table.

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Stock Option Awards.

On November 6, 2007, Mr. Gaynor was granted an option to purchase 15,000 shares, all of which is now vested. Based on the vesting schedule of the option, we recognized compensation expense of $2,066 in fiscal 2012 under ASC Topic 718, Stock Compensation.

On January 31, 2008, Mr. Gaynor was granted an option to purchase 30,000 shares, all of which is now vested. Based on the vesting schedule of the option, we recognized $4,241 of compensation expense for fiscal 2012 under ASC Topic 718, Stock Compensation.

On February 4, 2010, Mr. Gaynor was granted an option to purchase 50,000 shares. One-fourth of the option shares vests on each of the first, second, third and fourth anniversaries of the grant date. Based on the vesting schedule of the option, we recognized $17,762 of compensation expense for fiscal 2012 and $17,762 in fiscal 2013. We expect to recognize compensation expense of approximately $10,363 in fiscal 2014 under ASC Topic 718, Stock Compensation.

On November 3, 2010, Mr. Gaynor was granted an option to purchase 25,000 shares. One-fourth of the option shares vests on each of the first, second, third and fourth anniversaries of the grant date. Based on the vesting schedule of the option, we recognized $8,388 of compensation expense for fiscal 2012 and $8,388 for fiscal 2013. We expect to recognize compensation expense of approximately $8,388 in fiscal 2014 and $2,797 in fiscal 2015 under ASC Topic 718, Stock Compensation.

On October 27, 2011, Mr. Gaynor was granted an option to purchase 40,000 shares. One-fourth of the option shares vests on each of the first, second, third and fourth anniversaries of the grant date. Based on the vesting schedule of the option, we recognized $5,245 of compensation expense for fiscal 2012 and $6,992 for fiscal 2013. We expect to recognize compensation expense of approximately $6,992 in each of fiscal 2014 and fiscal 2015 and $1,747 in fiscal 2016 under ASC Topic 718, Stock Compensation.

On October 25, 2012, Mr. Gaynor was granted an option to purchase 40,000 shares. One-fourth of the option shares vests on each of the first, second, third and fourth anniversaries of the grant date. Based on the vesting schedule of the option, we recognized $3,565 of compensation expense for fiscal 2013. We expect to recognize compensation expense of approximately $4,752 in each of fiscal 2014, fiscal 2015 and fiscal 2016 and $1,188 in fiscal 2017 under ASC Topic 718, Stock Compensation.

On January 31, 2013, Mr. Gaynor was granted an option to purchase 13,000 shares. One-fourth of the option shares vests on each of the first, second, third and fourth anniversaries of the grant date. Based on the vesting schedule of the options, we recognized $678 of compensation expense for fiscal 2013. We expect to recognize compensation expense of approximately $1,355 in each of fiscal 2014, fiscal 2015 and fiscal 2016 and $677 in fiscal 2017 under ASC Topic 718, Stock Compensation.

All Other Compensation.

Mr. Gaynor is eligible to participate in COBRA health insurance and in any other benefits generally available to our employees. He received “other compensation” for these benefits generally available to all of our employees, including insurance payments for health insurance, dental insurance, life insurance, short term disability and long term disability premiums.

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Change of Control Agreement.

Mr. Gaynor is eligible to receive twenty-four months compensation in the event of a change-of-control. For additional details, please see the section titled “Potential Payments Upon Termination or Change-of-Control”.

Dorothy Cipolla

Cash Compensation (Base Salary).

Ms. Cipolla earned total cash compensation for her services to the Company in fiscal 2013 in the amount of $157,385. This represents her annual base salary for fiscal 2013. The base salary paid to Ms. Cipolla for fiscal 2013 constituted approximately 94% of the total compensation paid to Ms. Cipolla as set forth in the “Total” column in the Summary Compensation Table.

Stock Option Awards.

On November 6, 2007, Ms. Cipolla was granted an option to purchase 10,000 shares, all of which are now vested. Based on the vesting schedule of the option, the Company recognized compensation expense of $1,375 in fiscal 2012 under ASC Topic 718, Stock Compensation.

On February 4, 2010, Ms. Cipolla was granted an option to purchase 10,000 shares. One-fourth of the option shares vests on each of the first, second, third and fourth anniversaries of the grant date. Based on the vesting schedule of the option, the Company recognized compensation expense of $3,553 in fiscal 2012 and approximately $3,553 in fiscal 2013 and expects to recognize $2,072 in fiscal 2014 under ASC Topic 718, Stock Compensation.

On November 3, 2010, Ms. Cipolla was granted an option to purchase 9,000 shares. One-fourth of the option shares vests on each of the first, second, third and fourth anniversaries of the grant date. Based on the vesting schedule of the option, the Company recognized compensation expense of $3,020 in fiscal 2012 and $3,020 in fiscal 2013 and expects to recognize compensation expense of approximately $3,020 in fiscal 2014 and $1,007 in fiscal 2015 under ASC Topic 718, Stock Compensation.

On October 27, 2011, Ms. Cipolla was granted an option to purchase 12,500 shares. One-fourth of the option shares vests on each of the first, second, third and fourth anniversaries of the grant date. Based on the vesting schedule of the option, the Company recognized compensation expense of $1,640 in fiscal 2012 and $2,185 in fiscal 2013 and expects to recognize compensation expense of approximately $2,185 in each of fiscal 2014 and fiscal 2015 and $545 in fiscal 2016 under ASC Topic 718, Stock Compensation.

On October 25, 2012, Ms. Cipolla was granted an option to purchase 12,500 shares. One-fourth of the option shares vests on each of the first, second, third and fourth anniversaries of the grant date. Based on the vesting schedule of the option, we recognized $1,114 of compensation expense for fiscal 2013. We expect to recognize compensation expense of approximately $1,485 in each of fiscal 2014, fiscal 2015 and fiscal 2016 and $371 in fiscal 2017 under ASC Topic 718, Stock Compensation.

On January 31, 2013, Ms. Cipolla was granted an option to purchase 4,000 shares. One-fourth of the option shares vests on each of the first, second, third and fourth anniversaries of the grant date. Based on the vesting schedule of the option, we recognized $209 of compensation expense for fiscal 2013. We expect to recognize compensation expense of approximately $417 in each of fiscal 2014, fiscal 2015 and fiscal 2016 and $208 in fiscal 2017 under ASC Topic 718, Stock Compensation.

All Other Compensation.

Ms. Cipolla is eligible to participate in COBRA health insurance and in any other benefits generally available to our employees. She received “other compensation” for these benefits generally available to all of our employees, including insurance payments for health insurance, life insurance, short term disability and long term disability premiums.

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 Change of Control Agreement.

Ms. Cipolla is eligible to receive three months compensation in the event of a change-of-control. For additional details, please see the section titled “Potential Payments Upon Termination or Change-of-Control”.

Alan Symmons

Cash Compensation (Base Salary).

Mr. Symmons earned total cash compensation for his services to the Company in fiscal 2013 in the amount of $133,538. This represents his annual base salary for fiscal 2013. The base salary paid to Mr. Symmons for fiscal 2013 constituted approximately 93% of the total compensation paid to Mr. Symmons as set forth in the “Total” column in the Summary Compensation Table.

Stock Options Awards.

On December 3, 2007, Mr. Symmons was granted an option to purchase 5,000 shares, all of which are now vested. Based on the vesting schedule of the option, the Company recognized compensation expense of approximately $919 in fiscal 2012 under ASC Topic 718, Stock Compensation.

On February 4, 2010, Mr. Symmons was granted an option to purchase 10,000 shares. One-fourth of the option shares vests on each of the first, second, third and fourth anniversaries of the grant date. Based on the vesting schedule of the option, the Company recognized compensation expense of $3,553 in fiscal 2012 and fiscal 2013 and expects to recognize compensation expense of approximately $2,072 in fiscal 2014 under ASC Topic 718, Stock Compensation.

On November 3, 2010, Mr. Symmons was granted an option to purchase 7,000 shares. One-fourth of the option shares vests on each of the first, second, third and fourth anniversaries of the grant date. Based on the vesting schedule of the option, the Company recognized compensation expense of $2,349 in fiscal 2012 and $2,349 in fiscal 2013 and expects to recognize compensation expense of approximately $2,349 in fiscal 2014 and $784 in fiscal 2015 under ASC Topic 718, Stock Compensation.

On October 27, 2011, Mr. Symmons was granted an option to purchase 12,500 shares. One-fourth of the option shares vests on each of the first, second, third and fourth anniversaries of the grant date. Based on the vesting schedule of the option, the Company recognized compensation expense of $1,640 in fiscal 2012 and $2,185 in fiscal 2013 and expects to recognize compensation expense of approximately $2,185 in each of fiscal 2014 and fiscal 2015 and $545 in fiscal 2016 under ASC Topic 718, Stock Compensation.

On October 25, 2012, Mr. Symmons was granted an option to purchase 12,500 shares. One-fourth of the option shares vests on each of the first, second, third and fourth anniversaries of the grant date. Based on the vesting schedule of the option, we recognized $1,114 of compensation expense for fiscal 2013. We expect to recognize compensation expense of approximately $1,485 in each of fiscal 2014, fiscal 2015 and fiscal 2016 and $371 in fiscal 2017 under ASC Topic 718, Stock Compensation.

On January 31, 2013, Mr. Symmons was granted an option to purchase 4,000 shares. One-fourth of the options shares vests on each of the first, second, third and fourth anniversaries of the grant date. Based on the vesting schedule of the option, we recognized $209 of compensation expense for fiscal 2013. We expect to recognize compensation expense of approximately $417 in each of fiscal 2014, fiscal 2015 and fiscal 2016 and $208 in fiscal 2017 under ASC Topic 718, Stock Compensation.

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All Other Compensation.

Mr. Symmons is eligible to participate in COBRA health insurance and in any other benefits generally available to our employees. He received “other compensation” for these benefits generally available to all of our employees, including insurance payments for health insurance, life insurance, short term disability and long term disability premiums.

Change of Control Agreement.

Mr. Symmons is eligible to receive three months compensation in the event of a change-of-control. For additional details, please see below.

Potential Payments Upon Termination or Change-of-Control

The following table provides change-of-control payments due to the executive officers named in the Summary Compensation Table. These payments would be due to the executive officers in the event of a change-of-control.

Amount of Payment Upon
Executive Officer	A Change of Control (1)
J. James Gaynor (2)	$ 450,000
Dorothy Cipolla (3)	$ 41,250
Alan Symmons (3)	$ 35,000

All unvested stock options for Mr. Gaynor immediately vests upon a change of control. If Mr. Gaynor is terminated without cause, he is entitled to three months paid COBRA benefits.

(1)	A change-of-control is defined as any of the following transactions occurring:
•	The dissolution or liquidation of the Company,
•	The stockholders of the Company approve an agreement providing for a sale, lease or other disposition of all or substantially all of the assets of the Company and the transactions contemplated by such agreement are consummated,
•	A merger or a consolidation in which the Company is not the surviving entity,
•	Any person acquires the beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, and
•	The individuals who, prior to the transaction, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at lease fifty percent (50%) of the Board, except that if the election of or nomination for election by the stockholders of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new director shall be deemed to be a member of the Incumbent Board.

Notwithstanding the foregoing, a public offering of the common stock of the Company shall not be considered a change-of-control.

(2) Payments made pursuant to a change of control to Mr. Gaynor would be paid in a lump sum and would only be paid out in the event Mr. Gaynor was no longer employed by the Company.

(3) Payments made pursuant to a change-of-control to Ms. Cipolla or Mr. Symmons would occur according to our normal payroll schedule and would only be paid out in the event they were no longer employed by the Company.

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Outstanding Equity Awards at Fiscal Year-End

(a)	(b)	(c)	(e)		(f)
Name	Number of	Number of	Option	Vesting	Option
	Securities	Securities	Exercise	Schedule	Expiration
	Underlying	Underlying	Price ($)		Date
	Unexercised	Unexercised
	Options (#)	Options (#)
	Exercisable	Unexercisable

J. James Gaynor	15,000	—	$ 3.47	2 year cliff	7/24/2016
	20,000	—	$ 4.80	25%/yr for 4 yrs	10/27/2016
	15,000	—	$ 3.05	25%/yr for 4 yrs	11/6/2017
	30,000	—	$ 2.10	25%/yr for 4 yrs	1/31/2018
	37,500	12,500	$ 2.66	25%/yr for 4 yrs	2/4/2020
	12,500	12,500	$ 2.69	25%/yr for 4 yrs	11/3/2020
	10,000	30,000	$ 1.39	25%/yr for 4 yrs	10/27/2021
	—	40,000	$ 0.98	25%/yr for 4 yrs	10/25/2022
	—	13,000	$ 0.87	25%/yr for 4 yrs	1/31/2023
Dorothy Cipolla	15,000	—	$ 4.53	2 year cliff	2/28/2016
	20,000	—	$ 4.80	25%/yr for 4 yrs	10/27/2016
	10,000	—	$ 3.05	25%/yr for 4 yrs	11/6/2017
	7,500	2,500	$ 2.66	25%/yr for 4 yrs	2/4/2020
	4,500	4,500	$ 2.69	25%/yr for 4 yrs	11/3/2020
	3,125	9,375	$ 1.39	25%/yr for 4 yrs	10/27/2021
	—	12,500	$ 0.98	25%/yr for 4 yrs	10/25/2022
	—	4,000	$ 0.87	25%/yr for 4 yrs	1/31/2023
Alan Symmons	5,000	—	$ 5.24	4 year cliff	10/18/2016
	5,000	—	$ 3.27	25%/yr for 4 yrs	12/3/2017
	7,500	2,500	$ 2.66	25%/yr for 4 yrs	2/4/2020
	3,500	3,500	$ 2.69	25%/yr for 4 yrs	11/3/2020
	3,125	9,375	$ 1.39	25%/yr for 4 yrs	10/27/2021
	—	12,500	$ 0.98	25%/yr for 4 yrs	10/25/2022
	—	4,000	$ 0.87	25%/yr for 4 yrs	1/31/2023

The stock options are issued pursuant to the Plan and have a ten year life. The awards will terminate 90 days after termination of employment.

DIRECTOR COMPENSATION

Director Compensation

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on its Board of Directors. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board of Directors.

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Cash Compensation Paid to Board Members

All non-employee members of the Board of Directors receive a retainer of $2,000 per month, paid quarterly. There are no meeting attendance fees paid unless, by action of the Board of Directors, such fees are deemed advisable due to a special project or other effort requiring extra-normal commitment of time and effort. Additionally, the following fees are paid to the Chairman of the Board and Committee Chairmen on a quarterly basis for their responsibilities overseeing their respective functions:

Base Amount
Chairman of the Board	$ 15,000
Audit Committee Chairman	$ 2,000
Compensation Committee Chairman	$ 1,000
Finance Committee Chairman	$ 1,000

The Directors earned the amounts above for fiscal 2013, which amounts reflect a 5% reduction from the normal base fee amount. This reduction was put in place when the Orlando staff received a pay reduction in April 2012. The board fees reverted to the normal base fee amounts when the Orlando pay reduction was eliminated in the fourth quarter of fiscal 2013. Directors who are employees of the Company receive no compensation for their service as directors.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended June 30, 2013.

Name (1)	Fees Earned or	Stock	All Other	Total
	Paid in Cash	Awards	Compensation	($)
	($)(2)	($)(3)	($)
(a)	(b)	(c)	(g)	(h)
Robert Ripp	$ 79,800	$ 38,461	$ 11,594 (4)	$ 129,855
Sohail Khan	$ 22,800	$ 38,461	$ -	$ 61,261
Steve Brueck	$ 22,800	$ 38,461	$ -	$ 61,261
Louis Leeburg	$ 30,400	$ 38,461	$ -	$ 68,861
Gary Silverman	$ 26,600	$ 38,461	$ -	$ 65,061
M. Scott Faris	$ 22,800	$ 10,717	$ -	$ 33,517

(1)

J. James Gaynor, the Company’s President and Chief Executive Officer during fiscal 2013, is not included in this table as he was an employee of the Company and thus received no compensation for his services as director. The compensation received by Mr. Gaynor as an employee of the Company is shown in the Summary Compensation Table on page 26.

(2)	Total fees earned for fiscal 2013, includes all fees earned, including earned but unpaid fees. The amounts of unpaid fees for each director are as follows: Mr. Ripp - $19,950, Mr. Leeburg - $7,600, Mr. Silverman - $6,650, Dr. Brueck - $5,700, Mr. Khan - $5,700 and Mr. Faris - $5,700. These amounts were paid in August 2013.

(3)

Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2013 in accordance with ASC Topic 718 and thus may include amounts from awards granted in and prior to 2013.

(4)	Mr. Ripp’s “other compensation” includes monies received for travel reimbursement for fiscal 2013. This amount includes parking, mileage and toll expenses for Company related meetings and leased aircraft fees for travel to one board meeting.

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Stock Option/Restricted Stock Program

All directors are eligible to receive equity incentives under the Plan, including stock options, restricted stock awards or units. In fiscal year 2013, the following directors received grants under the Plan:

	Restricted Stock Units
Name of Director	Number of Units Granted	Grant Date	Fair Value Price Per Share
Dr. Steve Brueck	40,000	1/31/2013	$0.87
Sohail Khan	40,000	1/31/2013	$0.87
Louis Leeburg	40,000	1/31/2013	$0.87
Robert Ripp	40,000	1/31/2013	$0.87
Gary Silverman	40,000	1/31/2013	$0.87
M. Scott Faris	40,000	1/31/2013	$0.87
	240,000

Narrative Disclosure of Summary Compensation Table of Directors

The following is a narrative discussion of the material information which we believe is necessary to understand the information disclosed in the previous tables. The following narrative disclosure is separated into sections, with a separate section for each of our directors, expect for Mr. Gaynor.

Robert Ripp

Cash Compensation (Base Fees and Position Fees).

Mr. Ripp earned total cash compensation for his services to the Company in fiscal 2013 in the amount of $79,800 of which $19,950 was due in accounts payable at year end. This represents his retainer and chairman fees for fiscal 2013. The base fees to Mr. Ripp for fiscal 2013 constituted approximately 61% of the total fees paid to Mr. Ripp as set forth in the “Total” column in the Summary Compensation Table.

Long-Term Equity Incentive Awards.

On February 4, 2010, Mr. Ripp was granted a restricted stock unit for 15,000 shares, all of which are now vested. Based on the vesting schedule of the stock, the Company recognized compensation expense of $9,950 in fiscal 2012 and $5,807 in fiscal 2013 in accordance with ASC Topic 718, Stock Compensation.

On November 3, 2010, Mr. Ripp was granted a restricted stock unit for 15,000 shares. One-third of the shares vests on each of the first, second and third anniversaries of the grant date. Based on the vesting schedule of the stock, the Company recognized compensation expense of $13,450 in fiscal 2012 and $13,450 in fiscal 2013 and expects to recognize $4,487 in fiscal 2014 in accordance with ASC Topic 718, Stock Compensation.

On October 27, 2011, Mr. Ripp was granted a restricted stock unit for 29,000 shares. One-third of the shares vests on each of the first, second and third anniversaries of the grant date. Based on the vesting schedule of the stock, the Company recognized compensation expense of $10,078 in fiscal 2012 and $13,437 in fiscal 2013 and expects to recognize $13,437 in fiscal 2014 and $3,358 in fiscal 2015 in accordance with ASC Topic 718, Stock Compensation.

On January 31, 2013, Mr. Ripp was granted a restricted stock unit for 40,000 shares. One-third of the shares vests on each of the first, second and third anniversaries of the grant date. Based on the vesting schedule of the stock, the Company recognized compensation expense of $5,767 in fiscal 2013 and expects to recognize $11,533 in fiscal 2014 and fiscal 2015 and $5,766 in fiscal 2016 in accordance with ASC Topic 718, Stock Compensation.

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Sohail Khan

Cash Compensation (Base Fees and Position Fees).

Mr. Khan earned total cash compensation for his services to the Company in fiscal 2013 in the amount of $22,800 of which $5,700 was due in accounts payable at year end. This represents his retainer for fiscal 2013. The base fees to Mr. Khan for fiscal 2013 constituted approximately 37% of the total fees paid to Mr. Khan as set forth in the “Total” column in the Summary Compensation Table.

Long-Term Equity Incentive Awards.

On February 4, 2010, Mr. Khan was granted a restricted stock unit for 15,000 shares, all of which are now vested. Based on the vesting schedule of the stock, the Company recognized compensation expense of $9,950 in fiscal 2012 and $5,807 in fiscal 2013 in accordance with ASC Topic 718, Stock Compensation.

On November 3, 2010, Mr. Khan was granted a restricted stock unit for 15,000 shares. One-third of the shares vests on each of the first, second and third anniversaries of the grant date. Based on the vesting schedule of the stock, the Company recognized compensation expense of $13,450 in fiscal 2012 and $13,450 in fiscal 2013 and expects to recognize $4,487 in fiscal 2014 in accordance with ASC Topic 718, Stock Compensation.

On October 27, 2011, Mr. Khan was granted a restricted stock unit for 29,000 shares. One-third of the shares vests on each of the first, second and third anniversaries of the grant date. Based on the vesting schedule of the stock, the Company recognized compensation expense of $10,078 in fiscal 2012 and $13,437 in fiscal 2013 and expects to recognize $13,437 in fiscal 2014 and $3,358 in fiscal 2015 in accordance with ASC Topic 718, Stock Compensation.

On January 31, 2013, Mr. Khan was granted a restricted stock unit for 40,000 shares. One-third of the shares vests on each of the first, second and third anniversaries of the grant date. Based on the vesting schedule of the stock, the Company recognized compensation expense of $5,767 in fiscal 2013 and expects to recognize $11,533 in fiscal 2014 and fiscal 2015 and $5,766 in fiscal 2016 in accordance with ASC Topic 718, Stock Compensation.

Steven Brueck

Cash Compensation (Base Fees and Position Fees).

Dr. Brueck earned total cash compensation for his services to the Company in fiscal 2013 in the amount of $22,800 of which $5,700 due in accounts payable at year end. This represents his retainer for fiscal 2013. The base fees to Dr. Brueck for fiscal 2013 constituted approximately 37% of the total fees paid to Dr. Brueck as set forth in the “Total” column in the Summary Compensation Table.

33

Long-Term Equity Incentive Awards.

On February 4, 2010, Dr. Brueck was granted a restricted stock unit for 15,000 shares, all of which are now vested. Based on the vesting schedule of the stock, the Company recognized compensation expense of $9,950 in fiscal 2012 and $5,807 in fiscal 2013 in accordance with ASC Topic 718, Stock Compensation.

On November 3, 2010, Dr. Brueck was granted a restricted stock unit for 15,000 shares. One-third of the shares vests on each of the first, second and third anniversaries of the grant date. Based on the vesting schedule of the stock, the Company recognized compensation expense of $13,450 in fiscal 2012 and $13,450 in fiscal 2013 and expects to recognize $4,487 in fiscal 2014 in accordance with ASC Topic 718, Stock Compensation.

On October 27, 2011, Dr. Brueck was granted a restricted stock unit for 29,000 shares. One-third of the shares vests on each of the first, second and third anniversaries of the grant date. Based on the vesting schedule of the stock, the Company recognized compensation expense of $10,078 in fiscal 2012 and $13,437 in fiscal 2013 and expects to recognize $13,437 in fiscal 2014 and $3,358 in fiscal 2015 in accordance with ASC Topic 718, Stock Compensation.

On January 31, 2013, Dr. Brueck was granted a restricted stock unit for 40,000 shares. One-third of the shares vests on each of the first, second and third anniversaries of the grant date. Based on the vesting schedule of the stock, the Company recognized compensation expense of $5,767 in fiscal 2013 and expects to recognize $11,533 in fiscal 2014 and fiscal 2015 and $5,766 in fiscal 2016 in accordance with ASC Topic 718, Stock Compensation.

Louis Leeburg

Cash Compensation (Base Fees and Position Fees).

Mr. Leeburg earned total cash compensation for his services to the Company in fiscal 2013 in the amount of $30,400 of which $7,600 was due in accounts payable at year end. This represents his retainer and fee for audit committee chair for fiscal 2013. The base fees to Mr. Leeburg for fiscal 2013 constituted approximately 44% of the total fees paid to Mr. Leeburg as set forth in the “Total” column in the Summary Compensation Table.

Long-Term Equity Incentive Awards.

On February 4, 2010, Mr. Leeburg was granted a restricted stock unit for 15,000 shares, all of which are now vested. Based on the vesting schedule of the stock, the Company recognized compensation expense of $9,950 in fiscal 2012 and $5,807 in fiscal 2013 in accordance with ASC Topic 718, Stock Compensation.

On November 3, 2010, Mr. Leeburg was granted a restricted stock unit for 15,000 shares. One-third of the shares vests on each of the first, second and third anniversaries of the grant date. Based on the vesting schedule of the stock, the Company recognized compensation expense of $13,450 in fiscal 2012 and $13,450 in fiscal 2013 and expects to recognize $4,487 in fiscal 2014 in accordance with ASC Topic 718, Stock Compensation.

On October 27, 2011, Mr. Leeburg was granted a restricted stock unit for 29,000 shares. One-third of the shares on each of the first, second and third anniversaries of the grant date. Based on the vesting schedule of the stock, the Company recognized compensation expense of $10,078 in fiscal 2012 and $13,437 in fiscal 2013 and expects to recognize $13,437 in fiscal 2014 and $3,358 in fiscal 2015 in accordance with ASC Topic 718, Stock Compensation.

On January 31, 2013, Mr. Leeburg was granted a restricted stock unit for 40,000 shares. One-third of the shares vests on each of the first, second and third anniversaries of the grant date. Based on the vesting schedule of the stock, the Company recognized compensation expense of $5,767 in fiscal 2013 and expects to recognize $11,533 in fiscal 2014 and fiscal 2015 and $5,766 in fiscal 2016 in accordance with ASC Topic 718, Stock Compensation.

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Gary Silverman

Cash Compensation (Base Fees and Position Fees).

Mr. Silverman earned total cash compensation for his services to the Company in fiscal 2013 in the amount of $26,600 of which $6,650 was due in accounts payable at year end. This represents his retainer and fee for compensation committee chair for fiscal 2013. The base fees to Mr. Silverman for fiscal 2013 constituted approximately 41% of the total fees paid to Mr. Silverman as set forth in the “Total” column in the Summary Compensation Table.

Long-Term Equity Incentive Awards.

On February 4, 2010, Mr. Silverman was granted a restricted stock unit for 15,000 shares. One-third of the shares vests on each of the first, second and third anniversaries of the grant date. Based on the vesting schedule of the stock, the Company recognized compensation expense of $9,950 in fiscal 2012 and $5,807 in fiscal 2013 in accordance with ASC Topic 718, Stock Compensation.

On November 3, 2010, Mr. Silverman was granted a restricted stock unit for 15,000 shares. One-third of the shares vests on each of the first, second and third anniversaries of the grant date. Based on the vesting schedule of the stock, the Company recognized compensation expense of $13,450 in fiscal 2012 and $13,450 in fiscal 2013 and expects to recognize $4,487 in fiscal 2014 in accordance with ASC Topic 718, Stock Compensation.

On October 27, 2011, Mr. Silverman was granted a restricted stock unit for 29,000 shares. One-third of the shares vests on each of the first, second and third anniversaries of the grant date. Based on the vesting schedule of the stock, the Company recognized compensation expense of $10,078 in fiscal 2012 and $13,437 in fiscal 2013 and expects to recognize $13,437 in fiscal 2014 and $3,358 in fiscal 2015 in accordance with ASC Topic 718, Stock Compensation.

On January 31, 2013, Mr. Silverman was granted a restricted stock unit for 40,000 shares. One-third of the shares on each of the first, second and third anniversaries of the grant date. Based on the vesting schedule of the stock, the Company recognized compensation expense of $5,767 in fiscal 2013 and expects to recognize $11,533 in fiscal 2014 and fiscal 2015 and $5,766 in fiscal 2016 in accordance with ASC Topic 718, Stock Compensation.

M. Scott Faris

Cash Compensation (Base Fees and Position Fees).

Mr. Faris earned total cash compensation for his services to the Company in fiscal 2013 in the amount of $22,800 of which $5,700 was due in accounts payable at year end. This represents his retainer and fee for compensation committee chair for fiscal 2013. The base fees to Mr. Faris for fiscal 2013 constituted approximately 68% of the total fees paid to Mr. Faris as set forth in the “Total” column in the Summary Compensation Table.

Long-Term Equity Incentive Awards.

On December 23, 2011, Mr. Faris was granted a restricted stock unit for 15,000 shares. One-third of the shares vests on each of the first, second and third anniversaries of the grant date. Based on the vesting schedule of the stock, the Company recognized compensation expense of $2,889 in fiscal 2012 and $4,950 in fiscal 2013 and expects to recognize $4,950 in fiscal 2014 and $2,061 in fiscal 2015 in accordance with ASC Topic 718, Stock Compensation.

On January 31, 2013, Mr. Faris was granted a restricted stock unit for 40,000 shares. One-third of the shares vests on each of the first, second and third anniversaries of the grant date. Based on the vesting schedule of the stock, the Company recognized compensation expense of $5,767 in fiscal 2013 and expects to recognize $11,533 in fiscal 2014 and fiscal 2015 and $5,766 in fiscal 2016 in accordance with ASC Topic 718, Stock Compensation.

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Equity Compensation Plan Information

The following table sets forth as of June 30, 2013, the end of the Company’s most recent fiscal year, information regarding (i) all compensation plans previously approved by the stockholders and (ii) all compensation plans not previously approved by the stockholders:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise and grant price of outstanding options, warrants and rights	Number of securities remaining available for future issuance

Equity compensation plans approved by security holders	2,715,625	$2.38	848,012

Equity compensation plans not approved by security holders	-	-	-

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ITEM NO. 2

STOCKHOLDER ADVISORY VOTE ON THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS DISCLOSED IN THE PROXY STATEMENT

UNDER THE SECTION TITLED “EXECUTIVE COMPENSATION”, INCLUDING THE COMPENSATION TABLES AND OTHER NARRATIVE EXECUTIVE COMPENSATION DISCLOSURES THEREIN, REQUIRED BY ITEM 402 OF SEC REGULATION S-K

We believe executive compensation is an important matter for the Company’s stockholders. A fundamental principle of the Company’s executive compensation philosophy and practice continues to be to pay for performance. An executive officer’s compensation package is comprised of two components: (i) a base salary, which reflects individual performance and expertise and (ii) bonus and long-term incentive awards, tied to the achievement of certain performance goals that the Compensation Committee establishes from time to time for the Company. We believe that this type of compensation program is consistent with the Company’s strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. We urge you to read this Proxy Statement for additional details on the Company’s executive compensation, including the Company’s compensation philosophy and objectives and the fiscal year 2013 compensation of the named executive officers.

This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to endorse or not endorse our executive pay philosophy, policies and procedures. This vote is intended to provide an overall assessment of our executive compensation program rather than focus on any specific item of compensation. Given the information provided above and elsewhere in this Proxy Statement, the Board of Directors asks you to approve the following resolution:

“RESOLVED, that the Company’s stockholders approve the compensation of the Company’s named executive officers described in the Proxy Statement under the section titled “Executive Compensation”, including the compensation tables and other narrative executive compensation disclosures therein, required by Item 402 of Regulation S-K.”

As an advisory vote, this proposal is non-binding on the Company. However, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS DISCLOSED IN THIS PROXY STATEMENT UNDER THE SECTION TITLED “EXECUTIVE COMPENSATION”, INCLUDING THE COMPENSATION TABLES AND OTHER NARRATIVE EXECUTIVE COMPENSATION DISCLOSURES THEREIN, REQUIRED BY ITEM 402 OF SEC REGULATION S-K

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ITEM NO. 3

RATIFICATION OF INDEPENDENT AUDITOR

It is the responsibility of the Audit Committee to select and retain independent auditors. Our Audit Committee has appointed Cross Fernandez & Riley LLP (“CFR”) as our independent auditor for the Company’s fiscal year ending June 30, 2014. Although stockholder ratification of the Audit Committee’s selection of independent auditors is not required by our By-laws or otherwise, we are submitting the selection of CFR to stockholder ratification so that our stockholders may participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select different independent auditors for the Company.

Representatives of CFR will be present at the Annual Meeting and will have an opportunity to make a statement and respond to questions from stockholders present at the meeting.

The following table presents fees paid or to be paid for professional audit services rendered by CFR for the audit of the Company’s annual financial statements during the years ended June 30, 2013 and 2012, and fees billed for other services rendered by CFR:

	Fiscal 2013	Fiscal 2012
Audit Fees (1)	$ 118,650	$ 119,385
Audit-Related Fees	--	--
Tax Fees	--	--
All Other Fees	--	14,250
Total All Fees	$ 118,650	$ 120,750

(1)	Audit Fees consisted of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports, and review of other documents filed with the Securities and Exchange Commission within those fiscal years. Other fees in fiscal 2012 related to fees for a withdrawn shelf offering.

The Audit Committee has adopted policies and procedures to oversee the external audit process including engagement letters, estimated fees and solely pre-approving all permitted audit and non-audit work performed by CFR. The Audit Committee has pre-approved all fees for audit and non-audit work performed.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR"

THE RATIFICATION OF CFR AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JUNE 30, 2014

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OTHER BUSINESS

The Board of Directors is not aware of any other business to be considered or acted upon at the Annual Meeting of stockholders other than that for which notice is provided in this proxy statement and the accompanying notice. In the event any other matters properly come before the Annual Meeting, it is expected that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

2013 ANNUAL REPORT ON FORM 10-K

Copies of the Company’s Annual Report for 2013, which contains the Company’s Form 10-K for the fiscal year ended June 30, 2013, and consolidated financial statements, as filed with the SEC, have been included in this mailing. Additional copies may be obtained without charge to stockholders upon written request to Investor Relations at 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826. In addition, copies of this document, the Form 10-K and all other documents filed electronically by the Company may be reviewed and printed from the SEC’s website at: http://www.sec.gov.

By Order of the Board of Directors,

J. James Gaynor

President & Chief Executive Officer

Orlando, Florida

December 20, 2013